LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER 2022 RESULTS

3Q Financial Overview (vs 2019): Results Demonstrate the Power of Our Flywheel
• Reported Revenue Up 63% to $6.2 Billion
• Reported Operating Income Up 95% to $506 Million
• Reported AOI Up 45% to $621 Million and Up 51% to $645 Million On A Constant Currency Basis
• Year-To-Date Operating Cash Flow Is $928 Million
• Year-To-Date Free Cash Flow - Adjusted Is $996 Million, Up 88%
3Q Highlights (vs 2019): Fans Continue to Prioritize Their Spending on Live Events
• Highest Quarterly Attendance Ever with Over 44 Million Fans Across 11 Thousand Events
• 89 Million Fans Attended 31 Thousand Events Year-To-Date
• Ancillary Per Fan Spending Growth Up 30% through September at U.S. Amphitheaters
• Ticketmaster Delivers All-Time High Reported Fee-Bearing Gross Transacted Value (GTV) of $7.3 Billion Up 62%
• 3Q Sponsorship Revenue Up 59% Driven By Festivals and Ticketmaster Platform Integration
Outlook: Closing Out a Record Year and Positioned for Continued Growth
• Over 115 Million Tickets Sold, Up 37% From This Point in 2019
• Double-Digit Increase in Tickets Sold for 2023 Concerts vs This Point in 2021 for 2022, Excluding Rescheduled Shows
• Confirmed Sponsorship for 2023 Is Up 30% vs Year Ago for 2022

LOS ANGELES – November 3, 2022 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter ended September 30, 2022.
Live Nation delivered the biggest summer concert season in history and drove a record quarter. These results demonstrate the ongoing and increasing demand for live events globally, with attendance up at events of all sizes from clubs to stadiums.
Fans around the world continue prioritizing their spend on live events, particularly concerts. Despite varying economic headwinds including inflation, we have not seen any pullback in demand, as on-sales, on-site spending, advertising and all other operating metrics continue showing strong year-on-year growth.
With this demand, revenue was up over 60% relative to Q3 of 2019, with each division up at least 30%. Operating Income was up 95% to $506 million, with all divisions up at least 60% and AOI was up 45% to $621 million, with all divisions up at least 25%.

Record Summer Concert Attendance
As we expected, our performance this quarter was led by our concert business, which held 11 thousand concerts for 44 million fans across nearly 50 countries. As a result, we generated over $5 billion of revenue and $281 million of AOI for the quarter, up 67% and 44% respectively, relative to Q3 2019.
Shows of all types continue having strong demand, with double-digit attendance growth across all venue types including clubs, theaters, amphitheaters, arenas, stadiums and festivals. Stadiums had a particularly strong quarter with our fan count more than tripling to nearly nine million fans, driven by the global demand to see top acts across a number of genres and audiences such as Bad Bunny, The Weeknd and Red Hot Chili Peppers.
We delivered double-digit attendance growth relative to Q3 2019 across established and emerging markets around the globe from North America to Europe to South America, showing our long runway of global growth.
At the same time, our operated venues successfully hosted more fans, with attendance up 14% relative to Q3 2019 to 19 million fans for the quarter, and 38 million fans year-to-date. Based on current pacing, we expect to host more than 50 million fans at our festivals and Venue Nation division this year.
As we have grown attendance, we have also continued driving greater market pricing for our concerts, and now expect to transfer over $550 million of additional payments to artists this year, continuing our efforts to help artists get the full value from their shows.
Over the course of the summer, we also continued to see strong on-site per fan spend with no reduction in consumer buying habits. Ancillary per fan spending was up 20 to 30% year-to-date relative to 2019 in our operated venues across the U.S. and Europe. The consistent theme is that fans are eager to enhance their experience, as we continue elevating our hospitality operations and provide more premium options. We still have tremendous room to expand these higher quality experiences throughout our venue portfolio, which includes over 400 venues and festivals globally with almost 40 new venues in our pipeline.
Highest Gross Transaction Value Quarter Ever at Ticketmaster
Fan demand for live events was also clear in our ticketing business, as we transacted $6.7 billion of fee-generating GTV on 71 million tickets, up 69% and 42% respectively, relative to Q3 2019. This demand remained strong throughout the quarter, as two of the three months were amongst the top 10 transacted GTV (excluding refunds) months ever. At this point, all top 10 months occurred within the past year.
GTV growth was strong across both our primary and secondary markets, up 61% and 132%, respectively. Concerts drove 80% of the growth in primary GTV while concerts and sports together accounted for over 90% of our secondary GTV growth.

Globally, new venue clients continue to seek out Ticketmaster’s services due to the effectiveness of our enterprise software platform driving venue revenue, combined with our leading online marketplace. As a result, we have contracted 19 million net new tickets so far this year on a global basis.
Finally on Ticketmaster, a point on some recent press regarding ticketing fees. We will continue to advocate for fee transparency in live event ticketing. We advocated for the all-in pricing mandate passed in New York earlier this year, which requires face-value prices and fees to be shown upfront – and we support the FTC mandating this nationally. We operate ticketing marketplaces in more than 30 countries around the world and have seen all-in pricing adopted successfully in many countries when mandated across the board. This only works if all ticketing marketplaces adopt together, so that consumers truly can accurately compare as they shop for tickets.
Festivals and Global Footprint Fuel Sponsorship Growth
Sponsorship had its biggest quarter ever following our previous record last quarter, driven by the strength of our festivals and online partnerships. Our strong performance drove AOI of $226 million, 56% higher than Q3 2019. Our sponsorship revenue growth has been broad-based, with North America up 48% and International sponsorship up 93% year-to-date. And we see strong demand both on-site and online, up 64% and 63%, respectively this year, as our unique scaled live events platforms continue to attract new brands and expand relationships with current partners.
Festival sponsorship has been our largest growth driver on-site to date, as we have effectively leveraged record festival attendance this year and compounded this growth with double-digit increases in per fan sponsorship. Platform integrations have been our greatest growth driver with online partnerships, as we continue to drive value and monetize opportunities via Ticketmaster’s purchase process, with non-service fee revenues up double-digits relative to 2019.
Looking Ahead to 2023
Clearly 2022 has been an incredible year of returning to live events, and we expect it to finish strong. Ticket sales for concerts this year were up 34% for the quarter, and now stand at over 115 million tickets sold for shows this year, up 37% from this point in 2019.
More importantly, momentum is strong with early signs pointing to continued growth in 2023 across our businesses. Ticket sales for shows in 2023 are pacing even stronger than they were heading into 2022, up double-digits year-over-year, excluding sales from rescheduled shows. In our sponsorship business, confirmed commitments are up 30% from this time last year, showing the resiliency and long-term commitments that brands have for our business.
Beyond these specific leading indicators, going into 2023, we expect we will drive growth in our concert business by adding more venues to our operated portfolio, continue increasing ancillary per fan revenue and further our efforts to deliver market value for the show to artists. And in ticketing, we expect to benefit from these market pricing trends, while also continuing to globally add new clients to our world-class platform.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.
Photo Credits: Bad Bunny - Alex Perez; Post Malone; Rosalía - Jeremychanphotography/Getty Images

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – THIRD QUARTER
(unaudited; $ in millions)

	Q3 2022 Reported	Q3 2021 Reported	Q3 2022 Constant Currency
Revenue
Concerts	$5,292.6	$2,151.6	$5,508.4
Ticketing	531.6	374.2	549.4
Sponsorship & Advertising	343.0	174.4	358.1
Other and Eliminations	(13.7)	(1.5)	(13.7)
	$6,153.5	$2,698.7	$6,402.2

Consolidated Operating Income	$506.2	$137.1	$524.5

Adjusted Operating Income
Concerts	$280.8	$59.6	$288.4
Ticketing	163.2	171.8	168.3
Sponsorship & Advertising	226.2	111.2	237.6
Other and Eliminations	(3.4)	(1.2)	(3.4)
Corporate	(46.1)	(35.7)	(46.1)
	$620.7	$305.7	$644.8

FINANCIAL HIGHLIGHTS – NINE MONTHS
(unaudited; $ in millions)

	9 Months 2022 Reported	9 Months 2021 Reported	9 Months 2022 Constant Currency
Revenue
Concerts	$10,098.2	$2,678.0	$10,475.0
Ticketing	1,587.3	646.6	1,622.1
Sponsorship & Advertising	722.5	241.7	747.9
Other and Eliminations	(17.5)	(1.1)	(17.5)
	$12,390.5	$3,565.2	$12,827.5

Consolidated Operating Income (Loss)	$852.0	$(293.3)	$888.1

Adjusted Operating Income (Loss)
Concerts	$354.6	$(99.0)	$372.5
Ticketing	600.2	208.4	610.1
Sponsorship & Advertising	474.2	127.8	493.5
Other and Eliminations	(9.8)	(4.6)	(9.8)
Corporate	(109.8)	(69.0)	(109.8)
	$1,309.4	$163.6	$1,356.5

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss) (Unaudited)

	Q3 2022	Q3 2021	9 Months 2022	9 Months 2021
	(in millions)
Adjusted Operating Income	$620.7	$305.7	$1,309.4	$163.6
Acquisition expenses	7.6	20.7	29.2	14.7
Amortization of non-recoupable ticketing contract advance	15.7	20.5	56.1	49.2
Depreciation and amortization	102.1	101.2	318.5	313.8
Gain on sale of operating assets	(35.3)	(1.1)	(32.6)	(1.0)
Stock-based compensation expense	24.4	27.3	86.2	80.2
Operating income (loss)	$506.2	$137.1	$852.0	$(293.3)

KEY OPERATING METRICS
(unaudited)

	Q3 2022	Q3 2021	9 Months 2022	9 Months 2021
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	8,261	4,251	21,091	5,715
International	2,958	1,328	9,414	2,254
Total estimated events	11,219	5,579	30,505	7,969
Estimated fans:
North America	29,089	13,490	53,373	14,217
International	15,202	3,427	35,614	4,598
Total estimated fans	44,291	16,917	88,987	18,815
Ticketing (2)
Estimated number of fee-bearing tickets	73,434	43,296	197,007	76,235
Estimated number of non-fee-bearing tickets	61,933	39,798	189,664	72,571
Total estimated tickets sold	135,367	83,094	386,671	148,806

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticket metrics are net of any refunds requested and any cancellations that occurred during the period, which may result in a negative number. Fee-bearing tickets sold above are net of refunds of 4.6 million and 5.9 million tickets for the three months ended September 30, 2022 and 2021, respectively, and 15.0 million and 13.0 million for nine months ended September 30, 2022 and 2021, respectively.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q3 2022	Q3 2021
Net cash used in operating activities	$(619.0)	$(145.3)
Less: Changes in operating assets and liabilities (working capital)	1,184.3	356.8
Free cash flow from earnings	$565.3	$211.5
Less: Maintenance capital expenditures	(21.7)	(22.9)
Distributions to noncontrolling interests	(15.8)	(11.1)
Free cash flow — adjusted	$527.8	$177.5

Net cash used in investing activities	$(115.0)	$(61.5)

Net cash provided by (used in) financing activities	$(37.6)	$820.8

($ in millions)	9 Months 2022	9 Months 2021
Net cash provided by operating activities	$928.4	$1,024.7
Less: Changes in operating assets and liabilities (working capital)	206.4	(1,091.8)
Free cash flow from earnings	$1,134.8	$(67.1)
Less: Maintenance capital expenditures	(56.8)	(37.2)
Distributions to noncontrolling interests	(81.9)	(25.6)
Free cash flow — adjusted	$996.1	$(129.9)

Net cash used in investing activities	$(359.7)	$(111.8)

Net cash provided by (used in) financing activities	$(175.2)	$1,222.3

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	September 30, 2022
Cash and cash equivalents	$4,951.2
Client cash	(1,285.7)
Deferred revenue — event-related	(1,850.4)
Accrued artist fees	(309.6)
Collections on behalf of others	(59.8)
Prepaid expenses — event-related	572.6
Free cash	$2,018.3
•As of September 30, 2022, total cash and cash equivalents were $5.0 billion, which includes $1.3 billion in ticketing client cash and $2.0 billion in free cash. This free cash, along with $565.9 million of available debt capacity, gives the company $2.6 billion of available liquidity. The company believes this level of liquidity will provide its needs to fund operations and future investment opportunities.
•The company currently expects capital expenditures for the full year to be approximately $300 million in 2022.

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding the company’s prospects for a record 2022 with a strong finish to the year, and its positioning for continued growth across its businesses; current expectations for total fan attendance at the company’s festivals, amphitheaters, and theaters and clubs in 2022; the company’s room to expand its hospitality operations and premium options throughout its operated venue portfolio; expectations going into 2023 that the company will continue to drive growth in its concert business by adding more venues to its operated portfolio, continuing to increase ancillary per fan revenue, and furthering its efforts to deliver market value for the show to the artists, with these market pricing trends expected to also benefit the company’s ticketing business, which is also expected to continue to globally add new clients to its world-class platform and the company’s current expectations for capital expenditures for 2022.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2022	December 31, 2021
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,951,161	$4,884,729
Accounts receivable, less allowance of $63,761 and $50,491, respectively	1,989,508	1,066,573
Prepaid expenses	908,895	654,894
Restricted cash	5,030	3,063
Other current assets	72,795	74,834
Total current assets	7,927,389	6,684,093
Property, plant and equipment, net	1,097,931	1,091,929
Operating lease assets	1,615,997	1,538,911
Intangible assets
Definite-lived intangible assets, net	917,441	1,026,338
Indefinite-lived intangible assets, net	408,988	369,028
Goodwill	2,548,452	2,590,869
Long-term advances	595,642	552,697
Other long-term assets	675,174	548,453
Total assets	$15,787,014	$14,402,318
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,580,498	$1,532,345
Accounts payable	195,327	110,623
Accrued expenses	2,763,630	1,645,906
Deferred revenue	2,269,216	2,774,792
Current portion of long-term debt, net	619,500	585,254
Current portion of operating lease liabilities	141,544	123,715
Other current liabilities	64,772	83,087
Total current liabilities	7,634,487	6,855,722
Long-term debt, net	5,120,197	5,145,484
Long-term operating lease liabilities	1,689,464	1,606,064
Other long-term liabilities	345,329	431,581
Commitments and contingent liabilities
Redeemable noncontrolling interests	598,981	551,921
Stockholders' equity
Common stock	2,271	2,220
Additional paid-in capital	2,852,112	2,897,695
Accumulated deficit	(2,768,195)	(3,327,737)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(153,883)	(147,964)
Total Live Nation stockholders' equity	(74,560)	(582,651)
Noncontrolling interests	473,116	394,197
Total equity	398,556	(188,454)
Total liabilities and equity	$15,787,014	$14,402,318

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands except share and per share data)
Revenue	$6,153,535	$2,698,722	$12,390,517	$3,565,277
Operating expenses:
Direct operating expenses	4,707,848	1,969,912	9,045,893	2,346,998
Selling, general and administrative expenses	805,910	446,929	2,048,305	1,098,676
Depreciation and amortization	102,093	101,235	318,489	313,758
Gain on disposal of operating assets	(35,285)	(1,148)	(32,555)	(1,038)
Corporate expenses	66,720	44,649	158,377	100,195
Operating income (loss)	506,249	137,145	852,008	(293,312)
Interest expense	70,514	70,407	205,722	210,146
Interest income	(25,809)	(1,333)	(46,565)	(3,953)
Equity in losses (earnings) of nonconsolidated affiliates	14,283	(7,025)	8,040	(4,608)
Gain from sale of investments in nonconsolidated affiliates	—	(30,633)	(448)	(83,580)
Other expense, net	7,960	12,441	22,846	19,903
Income (loss) before income taxes	439,301	93,288	662,413	(431,220)
Income tax expense	41,898	6,421	85,589	15,095
Net income (loss)	397,403	86,867	576,824	(446,315)
Net income attributable to noncontrolling interests	36,001	39,989	77,804	9,665
Net income (loss) attributable to common stockholders of Live Nation	$361,402	$46,878	$499,020	$(455,980)

Basic net income (loss) per common share available to common stockholders of Live Nation	$1.47	$0.20	$1.79	$(2.13)
Diluted net income (loss) per common share available to common stockholders of Live Nation	$1.39	$0.19	$1.73	$(2.13)

Weighted average common shares outstanding:
Basic	225,761,777	216,888,355	224,123,130	215,716,239
Diluted	243,686,803	223,800,400	239,617,920	215,716,239

Reconciliation to net income (loss) available to common stockholders of Live Nation:
Net income (loss) attributable to common stockholders of Live Nation	$361,402	$46,878	$499,020	$(455,980)
Accretion of redeemable noncontrolling interests	(29,915)	(4,245)	(97,723)	(4,210)
Net income (loss) available to common stockholders of Live Nation—basic	$331,487	$42,633	$401,297	$(460,190)
Convertible debt interest, net of tax	6,365	—	12,124	—
Net income (loss) available to common stockholders of Live Nation—diluted	$337,852	$42,633	$413,421	$(460,190)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2022	2021
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$576,824	$(446,315)
Reconciling items:
Depreciation	162,943	167,170
Amortization	155,546	146,588
Amortization of non-recoupable ticketing contract advances	56,121	49,214
Amortization of debt issuance costs and discounts	12,333	27,916
Stock-based compensation expense	86,178	80,165
Unrealized changes in fair value of contingent consideration	23,601	(6,998)
Equity in losses of nonconsolidated affiliates, net of distributions	31,420	6,396
Provision for uncollectible accounts receivable	40,736	(14,006)
Gain on sale of investments in nonconsolidated affiliates	(393)	(83,580)
Other, net	(10,596)	6,380
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(1,009,472)	(690,105)
Increase in prepaid expenses and other assets	(297,379)	(92,635)
Increase in accounts payable, accrued expenses and other liabilities	1,536,196	1,323,448
Increase (decrease) in deferred revenue	(435,701)	551,059
Net cash provided by operating activities	928,357	1,024,697
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(58,307)	(24,476)
Collections of notes receivable	16,473	16,500
Investments made in nonconsolidated affiliates	(73,335)	(55,246)
Purchases of property, plant and equipment	(205,987)	(103,914)
Cash paid for acquisitions, net of cash acquired	(38,770)	(19,594)
Purchases of intangible assets	(6,764)	(6,681)
Proceeds from sale of investments in nonconsolidated affiliates	3,863	80,593
Other, net	3,099	1,059
Net cash used in investing activities	(359,728)	(111,759)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	5,750	904,164
Payments on long-term debt	(29,462)	(93,168)
Contributions from noncontrolling interests	14,340	15,985
Distributions to noncontrolling interests	(81,852)	(25,632)
Purchases and sales of noncontrolling interests, net	(27,104)	(3,273)
Proceeds from sale of common stock, net of issuance costs	—	449,415
Proceeds from exercise of stock options	35,698	30,322
Taxes paid for net share settlement of equity awards	(46,953)	(42,731)
Payments for deferred and contingent consideration	(45,164)	(12,845)
Other, net	(472)	84
Net cash provided by (used in) financing activities	(175,219)	1,222,321
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(325,011)	(48,501)
Net increase in cash, cash equivalents, and restricted cash	68,399	2,086,758
Cash, cash equivalents and restricted cash at beginning of period	4,887,792	2,546,439
Cash, cash equivalents and restricted cash at end of period	$4,956,191	$4,633,197